PLANNED SALES AGREEMENT

         PLANNED SALES AGREEMENT, dated as of September 17, 2003 (this "Agreement"), among Andrew McNally IV, G. J. Ratcliffe and Richard W. Davies, as Trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the "Roche Trust"), Andrew McNally IV, G. J. Ratcliffe and Richard W. Davies, as Trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the "Hubbell Trust"), and The Bank of New York, Putnam Trust Division (the "Financial Institution").

                                   WITNESSETH:

         WHEREAS, the Roche Trust wishes to sell, pursuant to the terms of this Agreement, 656,220 shares (the "Roche Trust Shares") of Class A Common Stock, par value $.01 per share (the "Class A Stock"), of Hubbell Incorporated, a Connecticut corporation ("Hubbell"), owned by the Roche Trust;

         WHEREAS, the Hubbell Trust wishes to sell, pursuant to the terms of this Agreement, 445,400 shares (the "Hubbell Trust Shares" and, together with the Roche Trust Shares, the "Shares") of the Class A Stock owned by the Hubbell Trust; and

         WHEREAS, the Roche Trust and the Hubbell Trust wish to retain the Financial Institution to offer to sell the Shares in market transactions pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

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         NOW, THEREFORE, the parties hereby agree as follows:

         1. Appointment of Financial Institution. The Roche Trust hereby appoints the Financial Institution to sell the Roche Trust Shares on the terms set forth herein and the Hubbell Trust hereby appoints the Financial Institution to sell the Hubbell Trust Shares on the terms set forth herein. The Financial Institution shall use its investment discretion to determine the timing and amount of sales, subject to the following:

         (a) The Financial Institution shall endeavor to sell 164,055 Roche Trust Shares per year and 111,350 Hubbell Trust Shares per year;

         (b) During any period of 90 calendar days, the Financial Institution shall not sell more Shares than can be sold pursuant to Rule 144 under the Securities Act, as amended ("Rule 144"); provided, however, that the Financial Institution shall be entitled to assume that no other sales are being made by any other person whose sales could be aggregated with sales of the Roche Trust and the Hubbell Trust under Rule 144 unless the Financial Institution is notified of such sale or intended sale by one of the Trustees of the Roche Trust or the Hubbell Trust (considered individually, the "Trustees"); and

         (c) Each sale transaction shall include Roche Trust Shares and Hubbell Trust Shares in approximately the same proportion as the total number of Roche Trust Shares bears to the total number of Hubbell Trust Shares.

         2. Rule 10b5-1. This Agreement is intended to comply with the safe harbor provisions of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for sales by the Roche Trust and the Hubbell Trust in market transactions in compliance with Rule 144.

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         3. Public Reporting Obligations and Rule 144 Compliance.
            -----------------------------------------------------

         (a) Upon the execution of this Agreement, the Trustees of the Roche Trust and the Hubbell Trust shall report the entry into this Agreement by amendment to the Schedule 13D Statements of Beneficial Ownership filed by the Trustees under the Exchange Act. The Trustees shall make further amendments to the Schedule 13Ds as required by law to reflect dispositions of the Shares under this Agreement.

         (b) The Financial Institution acknowledges that transactions under this Agreement are reportable under Section 16 of the Exchange Act and the Financial Institution agrees to provide, in a timely manner, all information required by the Trustees to report transactions effected under this Agreement, so that reports may be filed in compliance with all requirements under Section 16 under the Exchange Act.

         (c) The Trustees agree to execute and deliver to the Financial Institution in a timely manner Forms 144 under the Securities Act to enable the Financial Institution to file all Forms 144 in compliance with the requirements of Rule 144 under the Securities Act.

         (d) The Trustees shall promptly notify the Financial Institution of any sale of Class A Stock of which they become aware by any person whose sales could be aggregated with those of the Trusts for purposes of the volume limitations of Rule 144. The Trusts shall not make other sales of shares of Class A Stock or engage in any short sale with respect to any shares of Class A Stock or enter into any other arrangement design to "hedge" the sales of Class A Stock during the term of this Agreement.

         4. Communications Between the Trustees and the Financial Institution;
            ------------------------------------------------------------------
         Control of Nonpublic Information.
         ----------------------------------
         The Trustees shall use their best efforts not to disclose any material nonpublic information concerning Hubbell to the Financial Institution. If the Financial

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         Institution becomes aware of any material nonpublic information concerning Hubbell, or believes that it may be in possession of material nonpublic information concerning Hubbell, the Financial Institution shall hold such information confidential and shall not sell any Shares in the market.

      5.    Termination; Amendment. This Agreement shall be terminated upon:
            ----------------------------------------------------------------

      (a)   the sale of the Shares; or

      (b) notice from any party to the other parties under this Agreement. This Agreement may be amended to comply with changes in Rule 10b5-1 or other regulatory requirements. Any other amendment shall be treated as a new trading plan for purposes of Rule 10b5-1. Each amendment to this Agreement shall be in writing signed by all of the parties to this Agreement.


      6.    Representations and Warranties.
            ------------------------------

         (a) The Financial Institution represents and warrants to the Trusts that, as of the date of this Agreement, it does not have any material nonpublic information concerning Hubbell.

         (b) The Trustees represent and warrant to the Financial Institution that, as of the date of this Agreement, they do not have any material nonpublic information concerning Hubbell, and that there is not in effect any quarterly or special blackout period imposed by Hubbell.

      7.    Notices.
            --------

         All notices, requests or other communications given under this Agreement shall be in writing and shall be deemed to have been duly given to any party: (a) when delivered personally (by courier service or otherwise); (b)when delivered by facsimile or electronic transmission, when transmission is confirmed; or (c) the next business day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery; in each case to the applicable address set forth below:

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      (i)   if to the Trusts, to them at:

          Office of the Trustees
          1613 State Street
          Bridgeport, Connecticut 06605-0933
          Attention: Richard W. Davies, Esq.
          Telephone: (203) 799-4230 Facsimile:
          (203) 799-4333
          e-mail: rdavies@corp.hubbell.com
                  ------------------------

         with a copy to:

         Day, Berry & Howard LLP
         CityPlace I
         Hartford, Connecticut 06103
         Attention:  Steven M. Fast, Esq.
         Telephone:  (860) 275-0100
         Facsimile:  (860) 275-0343
         e-mail: smfast@dbh.com
                 --------------

         (ii) if to the Financial Institution, to it at:

         The Bank of New York, Putnam Trust Division
         292 Pequot Avenue
         Southport, Connecticut 06490
         Attention:  Peter H. Roberge
         Telephone:  (203) 256-3744
         Facsimile:  (203) 259-7041
         e-mail:  proberge@bankofny.com
                  ---------------------

         Any notice given orally shall be promptly confirmed in writing. Any party may change its address for notices by giving written notice to the other parties.

      8.    Governing Law.
            --------------

         This Agreement shall be governed by the law of the State of Connecticut applicable to transactions occurring solely within the State of Connecticut.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                 Andrew McNally IV, G. J.
                                                 Ratcliffe and Richard W.
                                                 Davies, as Trustees under a
                                                 Trust Indenture dated September
                                                 2, 1957 made by Louie E. Roche



                                                 By: /s/Richard W. Davies
                                                     --------------------
                                                        Richard W. Davies

                                                 Andrew McNally IV, G. J.
                                                 Ratcliffe and Richard W.
                                                 Davies, as Trustees under a
                                                 Trust Indenture dated August
                                                 23, 1957 made by Harvey Hubbell




                                                 By: /s/Richard W. Davies
                                                     --------------------
                                                        Richard W. Davies

                                                 THE BANK OF NEW YORK, PUTNAM
                                                 TRUST DIVISION

                                                 By: /s/Peter H. Roberge
                                                     ------------------------
                                                     Name:   Peter H. Roberge
                                                     Title:  Vice President

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